Exhibit 99.1

Index to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Page
Financial Statements:

Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2007 and 2006 (Unaudited)	2

Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006	3

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (Unaudited)	4

Notes to Condensed Consolidated Financial Statements (Unaudited)	5

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Statements of Income

(U.S. dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Net premiums earned	$70,682	$48,170	$210,920	$155,380
Net investment income	30,134	19,669	82,925	53,747
Net investment gains (losses)	270	(992)	(1,185)	(992)
Other income	241	157	848	541

Total revenues	101,327	67,004	293,508	208,676

Losses and expenses:
Net losses and loss adjustment expenses	35,408	17,942	100,825	49,488
Acquisition and operating expenses, net of deferrals	13,651	8,346	38,712	26,147
Amortization of deferred acquisition costs and intangibles	4,503	3,737	14,604	9,534

Total losses and expenses	53,562	30,025	154,141	85,169

Income before income taxes	47,765	36,979	139,367	123,507
Provision for income taxes	15,512	8,707	44,129	34,164

Net income	$32,253	$28,272	$95,238	$89,343

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Balance Sheets

(U.S. dollar amounts in thousands, except share amounts)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	September 30, 2007	December 31, 2006
	(Unaudited)
Assets
Fixed maturity securities available-for-sale, at estimated fair value	$1,732,480	$1,244,743
Cash and cash equivalents	315,260	254,414
Accrued investment income	30,956	22,465
Prepaid reinsurance premium	1,626	2,094
Deferred acquisition costs	56,734	37,929
Goodwill	6,628	5,904
Deferred tax assets, net	7,956	3,268
Related party receivables	41,363	—
Other assets	21,748	23,772

Total assets	$2,214,751	$1,594,589

Liabilities and stockholder’s equity
Liabilities:
Reserve for losses and loss adjustment expenses	$155,891	$105,333
Unearned premiums	875,094	687,466
Related party payables	73,234	59,229
Other liabilities and accrued expenses	45,073	53,152

Total liabilities	$1,149,292	$905,180

Stockholder’s equity:
Ordinary shares – No par value; 1,356,558,500 and 1,066,558,500 shares authorized and issued as of September 30, 2007 and December 31, 2006, respectively	—	—
Additional paid-in capital	542,318	304,530

Accumulated other comprehensive income, net of tax:
Net unrealized investment losses	(22,893)	(11,405)
Foreign currency translation adjustments	197,096	83,776

Total accumulated other comprehensive income	174,203	72,371
Retained earnings	348,938	312,508

Total stockholder’s equity	1,065,459	689,409

Total liabilities and stockholder’s equity	$2,214,751	$1,594,589

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Condensed Consolidated Statements of Cash Flows

(U.S. dollar amounts in thousands)

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

	Nine months ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$95,238	$89,343
Adjustments to reconcile net income to net cash from operating activities:
Amortization of investment discounts and premiums	2,025	3,897
Net investment losses	1,185	992
Acquisition costs deferred	(25,604)	(16,382)
Amortization of deferred acquisition costs and intangibles	14,604	9,534
Deferred income taxes	945	(948)
Corporate overhead allocation	11,368	8,817
Change in certain assets and liabilities:
Accrued investment income and other assets	(39,652)	19,559
Reserve for losses and loss adjustment expenses	34,886	26,193
Unearned premiums	96,716	123,713
Other liabilities	(20,341)	87,354

Net cash from operating activities	171,370	352,072

Cash flows from investing activities:
Proceeds from maturities and repayments of fixed maturities	146,679	192,693
Purchases of fixed maturities	(469,892)	(367,206)
Payments for equipment and software	—	(983)

Net cash from investing activities	(323,213)	(175,496)

Cash flows from financing activities:
Dividends paid	(58,808)	—
Capital contribution received	237,788	—

Net cash from financing activities	178,980	—

Effect of exchange rate changes on cash and cash equivalents	33,709	1,003

Net change in cash and cash equivalents	60,846	177,579

Cash and cash equivalents at beginning of period	254,414	139,452

Cash and cash equivalents at end of period	$315,260	$317,031

See Notes to Condensed Consolidated Financial Statements

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2007 and 2006

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(1) Nature of Business, Formation of Genworth Mortgage and Basis of Presentation

Genworth Financial Mortgage Insurance Pty Ltd (“Genworth Mortgage” or the “Company” as appropriate) offers mortgage insurance products in Australia and New Zealand and is headquartered in Sydney, Australia. In particular, the Company offers primary mortgage insurance, known as “lenders mortgage insurance,” or LMI, and portfolio credit enhancement policies. The principal product is LMI, which is generally single premium business and provides 100% coverage of the loan amount in the event of a mortgage default.

The Company’s condensed consolidated financial statements are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and rules and regulations of the United States Securities and Exchange Commission (“SEC”) disclosure requirements for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete consolidated financial statements. Preparing financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates. These condensed consolidated financial statements include all adjustments considered necessary by management to present a fair statement of the financial position, results of operations, and cash flow for the periods presented. The results reported in these condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. The condensed consolidated financial statements included herein should be read in conjunction with the audited financial statements and related notes contained in our 2006 year end financial statements on Form 8-K furnished on March 15, 2007.

The Company’s management has determined that the Company has one reportable operating segment, mortgage insurance.

Genworth Mortgage, formerly GE Mortgage Insurance Company Pty Ltd, is a wholly-owned subsidiary of Genworth Financial Mortgage Insurance Holdings Pty Ltd and was incorporated in Australia on November 10, 2003. The ultimate parent company of Genworth Mortgage is Genworth Financial, Inc. (“Genworth”). Genworth is a company incorporated in Delaware on October 23, 2003. GE Mortgage Insurance Company Pty Ltd changed its name to Genworth Financial Mortgage Insurance Pty Ltd on November 28, 2005.

The condensed consolidated financial statements are presented in U.S. dollars. The accompanying financial statements include Genworth Financial Mortgage Indemnity Limited and are prepared on a consolidated basis. All intercompany transactions have been eliminated in the consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2007 and 2006

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(2) Accounting Pronouncements

Recently adopted

On January 1, 2007, we adopted Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes. This guidance clarifies the criteria that must be satisfied to recognize the financial statement benefit of a position taken in our tax returns. The criteria for recognition in the consolidated financial statements set forth in FIN No. 48 require an affirmative determination that it is more likely than not, based on a tax position’s technical merits, that we are entitled to the benefit of that position. The adoption of this interpretation did not have a material impact on the condensed consolidated results of operations and financial position.

Upon adoption of FIN No. 48 on January 1, 2007, there were no unrecognized tax benefits, accrued interest or penalties.

We file Australian income tax returns and are not currently under examination by the Australian Taxation Office. We are no longer subject to examination for tax years prior to 2002.

On January 1, 2007, we adopted the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts. This statement provides guidance on accounting for deferred acquisition costs and other balances on an internal replacement, defined broadly as a modification in product benefits, features, rights, or coverages that occurs by the exchange of an existing contract for a new contract, or by amendment, endorsement, or rider to an existing contract, or by the election of a benefit, feature, right, or coverage within an existing contract. The adoption of this interpretation did not have a material impact on the condensed consolidated results of operations and financial position.

Not yet adopted

In September 2006, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for us on January 1, 2008. We do not expect SFAS No. 157 to have a material impact on our consolidated financial statements.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides an option to report selected financial assets and liabilities, including insurance contracts, at fair value. SFAS No. 159 will be effective for us on January 1, 2008. We have not decided whether we will elect the fair value option for any financial assets or liabilities; and therefore, we do not know the impact, if any, SFAS No. 159 will have on our consolidated financial statements.

Genworth Financial Mortgage Insurance Pty Ltd

Notes to Condensed Consolidated Financial Statements

Nine Months Period Ended September 30, 2007 and 2006

(Unaudited)

The unaudited interim financial information has not been reviewed by an independent registered public accounting firm.

(3) Statutory Accounting

Genworth Mortgage prepares financial statements for its regulator, the Australian Prudential Regulation Authority (“APRA”) in accordance with the accounting practices prescribed by the regulator, which is a comprehensive basis of accounting other than U.S. GAAP. The following are accounting policies under APRA:

•	Premium is recognized on a cash receipts basis.

•	Deferred acquisition costs are not recognized.

•	A premium liability is recognized representing the unexpired risk portion of insurance policies written. The premium liability is valued as the present value of the expected future claim payments.

•	Loss and loss adjustment expense reserves include a risk margin and are discounted to present value.

The Company’s APRA net income after tax, capital base, minimum capital requirement and solvency ratio as of and for the year ended are as follows:

(U.S. dollar amounts in thousands)	As Reported 2006	As Revised 2006
APRA net income after tax	$178,953	$199,400

APRA capital base	$1,015,265	$1,291,532
APRA minimum capital requirement	$848,315	$1,203,509
APRA solvency ratio	1.20	1.07

The APRA solvency ratio is the combined amounts of Genworth Financial Mortgage Insurance Pty Ltd and its wholly-owned subsidiary, Genworth Financial Mortgage Indemnity Limited.

Under the prudential regulation framework in Australia, mortgage insurers are required to establish a catastrophic risk charge defined as a 1 in 250 year event. The Company is required to maintain adequate capital to fund this charge, in addition to normal insurance liabilities, by ensuring that its capital base exceeds its minimum capital requirement at all times.

The APRA solvency ratio at December 31, 2006 was reported as 1.20. APRA revised the prudential supervision of LMI with effect from January 1, 2006. These revisions strengthened the LMI capital and reporting framework and resulted in increased minimum capital requirements for LMI providers. During the first quarter of 2007, the Company recalculated its APRA solvency ratio to include the effect of financed premiums and under that recalculation the APRA solvency ratio at December 31, 2006 was 1.07.

On March 30, 2007, the Company received a capital contribution of $234 million from its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd as part of its regulatory capital management plan. As of September 30, 2007, the APRA solvency ratio was 1.31.

(4) Related Party Receivables

On September 26, 2007, the Company entered into a loan agreement in the amount of $41 million with its parent company, Genworth Financial Mortgage Insurance Holdings Pty Ltd. The note requires interest to be accrued at a variable interest rate based on the three-month Australian Bank Bill Rate (AUD-BBR-BBSW) plus a margin. The note matures on September 26, 2012.